Exhibit 10.9

                       (MODEL) CHANGE IN CONTROL AGREEMENT

         This Agreement between GREAT LAKES REIT INC., (the "Company") and RICHARD A. MAY ("Executive"), is made as of the 20th day of November, 1997 and supercedes the Change in Control Agreement between the parties dated as of the 24th day of September, 1996.

                                    RECITALS:

     A. The Company wishes to attract and retain well-qualified executive and key management personnel and to assure itself of the continuity of its management.

     B.  Executive  is an officer or other key  executive  of the  Company  with
significant  management   responsibilities  in  the  conduct  of  the  Company's
business.

     C. The Company recognizes that Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of Executive.

         D. In the regular course of his employment by the Company, Executive acquires significant confidential information about the suburban office building market, including but not limited to leasing patterns and trends, acquisition and disposition prospects, and sources of capital.

         E. The Company is concerned that in a possible change in control of the Company, Executive may have concerns about the continuation of employment status and responsibilities and may be approached by others offering competing employment; the Company therefore desires to provide Executive with assurances as to the continuation of employment status and responsibilities in such event.

         F. The Company further desires to assure that if a possible change in control arises and Executive is involved in deliberations or negotiations in connection with it, Executive will be in a secure position to consider and participate in such a transaction as objectively as possible and in the best interests of the Company; the Company therefore desires to protect Executive from any direct or implied threat to his financial well-being.

         G. Executive is willing to continue to serve as an Executive of the Company and to make certain covenants with the Company, but Executive desires assurance that in the event of a change in control he will continue to have the employment compensation, benefits, and responsibilities he could reasonably expect absent such event, and that, in the event such is not possible, he will have fair and reasonable severance protection.


         NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

         1.       Operation of Agreement.

                  (a) The "effective date of this Agreement" shall be the date on which a change in control of the Company (as described in Section 3) occurs. Until there is a change in control of the Company as defined in Section 3, the Company will continue to employ Executive as an employee at will, and Executive hereby acknowledges that he is an employee at will of the Company. The Company will have no obligation hereunder, if the employment of Executive with the Company terminates prior


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to a change in control of the Company.  Executive  will have no right on account of this Agreement to be retained in the employ of the Company or to be retained in any particular position in the Company, unless and until a change in control of the Company has occurred.

                  (b) For the period commencing on the date of a change in control of the Company and ending on the last day of the month in which occurs the second anniversary of the change in control of the Company (the "Employment Period"), the Company hereby agrees to continue to employ Executive. During the Employment Period, Executive shall exercise such authority and perform such responsibilities as are commensurate with the authority being exercised and duties being performed by Executive immediately prior thereto, which services shall be performed at the location where Executive was employed immediately prior there or at such other location as the Company may reasonably require; provided, however, that Executive shall not be required to accept any such other location that Executive deems unreasonable in the light of his personal circumstances. Executive agrees that during the Employment Period he shall faithfully and efficiently devote his full business time exclusively to the responsibilities and duties to the Company.

         2.     Non-competition, Confidentiality and Nonsolicitation Covenants.

                  (a) If there is a Termination (as defined in Section 5) of Executive's employment with the Company, Executive shall not during the Employment Period, without the written consent of the Company, engage, directly or indirectly, in any business enterprise ("Competitor") which is (a) in the business (in whole or in part) of investing in suburban office building (b) in any geographic metropolitan market in which the Company was competing as of the date of the termination of Executive's employment; provided, however, that Executive shall be permitted to acquire a stock or other ownership interest in a Competitor provided such stock or other ownership interest is publicly traded and the stock or other ownership interest is not more than 1% of the outstanding shares or other ownership interest of such Competitor. Executive agrees that this limited period of non-competition is reasonable and necessary to protect the Company's legitimate business interests.

                  (b) If there is a Termination of Executive's employment with the Company, he will not during the Employment Period and thereafter divulge or appropriate to his own use or the use of others any secret or confidential information pertaining to the business of the Company or any of its subsidiaries obtained during employment by the Company, it being understood that this obligation shall not apply when and to the extent any of such information becomes publicly known or available other than because of Executive's act or omission.

                  (c) If there is a Termination of Executive's employment with the Company, Executive will not during the Employment Period, directly or indirectly, solicit or hire any key employee of the Company, assist in the solicitation or hiring or such a key employee by any other person, or encourage any such key employee to terminate his employment with the Company.

     3. Change in Control. A "Change in Control" shall mean if at any time any of the following events shall have occurred:

         (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Common Shares immediately prior to such transaction;

         (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer;

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

         (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of Section 11(c) and (d) above, a "Change in Control" shall not be deemed to have occurred, (i) solely because (A) the Company; (B) a Subsidiary; or (c) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to
Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any Subsidiary.

     4. Compensation and Benefits. During the Employment Period, Executive shall receive the following compensation and benefits:

                  (a) Executive shall receive an annual base salary which is not less than the highest monthly base salary paid to Executive by the Company during the twelve-month period immediately prior to the effective date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the Company's regular executive compensation practices.

                  (b) Executive shall be eligible to participate on a reasonable basis, and to continue his existing participation in, annual incentive, stock option, restricted stock, long-term incentives, and any other incentive compensation plans which provide opportunities to receive compensation in addition to annual base salary, to the extent of the opportunities provided by the Company for executives with comparable duties or level of responsibility and authority.

                  (c) Executive shall be entitled to receive and participate in salaried employee benefits and perquisites (including, but not limited to, medical, life, accident insurance, disability benefits, savings plan, welfare benefit, and retirement plan participation), which are the greater of: (i) the employee benefits and perquisites provided by the Company to executives with comparable duties, or (ii) the employee benefits and perquisites to which Executive was entitled or in which Executive participated at any time during the 120-day period immediately prior to the effective date of this Agreement.

         5. Termination. The term "Termination" shall mean termination of the employment of Executive with the Company after a change in control of the Company and prior to the expiration of the Employment Period, for any reason other than death, disability (as defined below), cause (as defined below), or voluntary resignation (as defined below).

                  (a) The term "disability" means physical or mental incapacity qualifying Executive for long-term disability under the Company's long term disability plan.

                  (b) The term "cause" means: (i) the willful and continued failure of Executive to substantially perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Board of Directors which specifically identifies the manner in which the Board believes he has not substantially performed his duties, or (ii) willful misconduct or willful illegal conduct which is materially injurious to the Company. No act or failure to act by Executive shall be considered "willful" unless done or omitted to be done not in good faith and without reasonable belief that the action or omission was in the best interests of the Company. The unwillingness of Executive to accept any or all of a change in the nature or scope of duties or level of responsibility and authority, a reduction in total compensation or benefits, a relocation Executive deems unreasonable in light of his personal circumstances, or other action by or at the request of the Company in respect of Executive's position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform, misconduct or illegal conduct by Executive. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by a vote of three-quarters of the entire Board of Directors of the Company at a meeting of the Board called and held (after reasonable notice to Executive and an opportunity for Executive and his counsel to be heard before the Board) for the purpose of considering whether Executive has been guilty of such a willful failure to perform, or such willful misconduct or illegal conduct, as justifies termination for cause hereunder, finding that in the good faith opinion of the Board, Executive has been guilty thereof and specifying the particulars thereof.

                  (c) The resignation of Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following, each a "good reason":

                           (i)      Executive's resignation or retirement is
requested by the Company other than for cause;

                           (ii)     any significant change in the nature or
scope of Executive's duties or level of authority and responsibility from those described in Section 3; provided, however, that a change in job title or in the name of the office or position held shall not be deemed a "significant change", nor shall it be deemed a factor in any determination of whether there has been a "significant change", within the meaning of this
Section 5(c)(ii);

     (iii) any reduction in Executive's total compensation or benefits from that provided in Section 4, if that reduction in compensation or benefits is unique to Executive and is not part of a reduction in compensation or benefits applicable to substantially all of the Company's employees;

     (iv) a breach by the Company of any other material provision of this Agreement; or

     (v) a reasonable determination by Executive that, as a result of a change in control of the Company and a change in circumstances thereafter significantly affecting his position, Executive is unable to exercise the authority and responsibility described in Section 3; provided, however, that a change in job title or in the name of the office or position held shall not be deemed to be a change in circumstances "significantly affecting" his position, nor shall it be deemed a factor in any determination of either whether the Executive's position has been significantly effected, or whether he is unable to exercise the authority and responsibility described in Section 3.

                  (d) Termination that entitles Executive to the payments and benefits provided in Section 6 shall not be deemed or treated by the Company as the termination of Executive's employment or the forfeiture of his participation, award, or eligibility for the purpose of any plan, practice or agreement of the Company referred to in Section 4.

     6. Termination Payments and Benefits. In the event of a Termination, the Company shall pay to Executive the following cash payments when such payments would otherwise have been paid in the regular course of business as if the Termination did not occur:

                  (a) base salary and all other benefits due Executive as if he had remained an employee pursuant to this Agreement through the remainder of the month in which Termination occurs, less applicable withholding taxes and other authorized payroll deductions;

                  (b) the amount equal to the target cash bonus and other incentive awards for Executive under the Company's annual incentive compensation plan for the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs; provided, however, that if Executive has deferred his award for such year under the plan, the payment due Executive under this paragraph (b) shall be paid in accordance with the terms of the deferral;

                   (c)     other unpaid compensation and vacation pay; and

                   (d) a severance allowance equal to the sum of the following:

                           (i)      an amount equivalent to twice his annual
base salary at the rate in effect immediately prior to Termination, less any sums paid to Executive by the Company as base salary for the Employment Period through the end of month in which the Termination occurred; plus

                           (ii)     an amount equivalent to twice the average
annual incentive compensation received by Executive for the three fiscal years immediately prior to the fiscal year in which Termination occurs, less any sums paid to the Executive by the Company as incentive compensation for the Employment Period through the end of the month in which the termination occurred.

In addition to the foregoing, the Company shall pay or otherwise provide to Executive all of the following:

                  (e) During the remainder of the Employment Period, Executive shall continue to be deemed and treated as an eligible employee under the provisions of all stock option, restricted stock, and other incentive compensation plans of the Company under which Executive held options or awards or in which Executive participated at the time of Termination, and he may exercise options and rights, and shall receive payments and distributions accordingly.

                  (f) During the remainder of the Employment Period, Executive shall continue to participate in and be entitled to all benefits and credited service for benefits under the benefit plans, programs and arrangements described in Section 4(c) as if he remained employed by the Company at the compensation levels referred to in this Section 6 during such period, exclusive, however, of disability benefits.

                  (g) Section 4 shall be applicable in determining the payments and benefits due Executive under this Section 6, and if Termination occurs after a reduction in all or any part of Executive's total compensation or benefits, the severance allowance and other compensation and benefits payable to Executive pursuant to this Section 6 shall be based upon compensation and benefits before the reduction.

                  (h) If any provision of this Section 6 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because Executive has ceased to be an actual employee of the Company, because he has insufficient or reduced credited service based upon actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or for any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits, and credits for such benefits to Executive, his dependents, beneficiaries and estate.

                  (i) The Company's obligation under this Section 6 to continue to pay or provide health care and life and accident insurance to Executive during the remainder of the Employment Period shall be reduced when and to the extent any of such benefits are paid or provided to Executive by another employer, provided that Executive shall have all rights afforded to retirees to convert group insurance coverage to individual coverage as, to the extent of, and whenever Executive's group insurance coverage under this Section 6 is reduced or expires.

                  (j) The Company shall deduct applicable withholding taxes in performing its obligations under this Section 6.

                  (k) Except for Section 6(i) above, Executive shall have no obligation to mitigate damages.

         Nothing in this Section 6 is intended, or shall be deemed or interpreted, to be an amendment to any compensation, benefit, or other plan of the Company. To the extent the Company's performance under this Section 6 includes the performance of the Company's obligations to Executive under any such plan or under another agreement between the Company and Executive, the rights of Executive under such plan or other agreement, as well as under this Agreement, are discharged, surrendered, or released pro tanto.

         7. Parachute Payment Limitation. Notwithstanding any provision of this Agreement to the contrary, the aggregate present value of all parachute payments payable to or for the benefit of Executive, whether payable pursuant to this Agreement or otherwise, shall be one dollar less than three (3) times
Executive's base amount and, to the extent necessary, payments under this Agreement and any parachute payments payable under any other agreement between Executive and the Company shall be reduced in order that this limitation not be exceeded. The terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this
Section 7 to avoid excise taxes on Executive under Section 4999 of the Code and the disallowance of a deduction to the Company pursuant to Section 280G of the Code. The determination of whether any reduction in the amount of parachute payments is required under this Section 7 shall be made by the Company's independent accountants, and Executive shall be entitled to select the parachute payments that will remain payable after the application of this Section 7. The fact that Executive has payments under this Agreement reduced as a result of the limitations set forth in this Section 7 will not of itself limit or otherwise affect any rights of Executive arising other than pursuant to this Agreement.

         8. Arrangements Not Exclusive or Limiting. The specific arrangements referred to herein are not intended to exclude or limit Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the Company at any time, or to limit or reduce any compensation or benefit to which Executive would be entitled but for this Agreement.

         9. Enforcement Costs. The Company is aware that upon the occurrence of a change in control of the Company, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation, seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended for Executive hereunder, nor be bound to negotiate any settlement of rights hereunder under threat of incurring such costs. Accordingly, if at any time after a change in control of the Company, it should appear to Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so, in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover the benefits provided or intended to be provided to Executive hereunder, and Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice at the expense of the Company to represent Executive in connection with the protection and enforcement of his rights hereunder, including without limitation representation in connection with termination of employment contrary to this Agreement or with the initiation of defense of any litigation or other legal action, whether by or against Executive or the Company or any director, officer, stockholder, or other person affiliated with Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $100,000. Counsel so retained by Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company and, unless in Executive's sole judgment use of common counsel could be prejudicial to him would not be likely to reduce the fees and expenses chargeable hereunder to the Company, Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

         10. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and personally delivered by hand or sent by registered or certified mail, if to Executive, at the last address Executive has filed in writing with the Company, and if to the Company, to its corporate secretary at its principal executive offices.

         11. Non-Alienation. Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties in respect of the subject matter hereof. No provision of this Agreement may be amended, waived, or discharged except by the mutual written agreement of the parties. The consent of any other person to any such amendment, waiver, or discharge shall not be required.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and assets of the Company, and the Company shall require any successor, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform the Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Executive and his legal representatives, heirs, and assigns; provided, however, that in the event of Executive's death prior to payment or distribution of all amounts, distributions, and benefits due him hereunder, each unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by Executive to the Company to receive such payment or distribution and if Executive has made no applicable designation, to the person or persons designated by Executive as beneficiary or beneficiaries of proceeds of life insurance payable in the event of Executive's death under the Company's group life insurance plan.

         14. Governing Law. Except to the extent required to be governed by the law of the State of Maryland because the Company is incorporated under the laws of that State, the validity, interpretation, and enforcement of this Agreement shall be governed by the law of the State of Illinois, excepting its choice of law provisions.

         15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed.




Great Lakes REIT, Inc.


By:      __________________________________
Its:     Richard L. Rasley, Secretary



By:      __________________________________
         Richard A. May